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                                                            Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-57214, 333-56266, 333-39840, 333-63854, 333-63856 and 333-68360 of Harrah's
Entertainment, Inc. on Form S-8, Form S-4, Form S-8, Form S-8, Form S-8, and Form S-4, respectively, of our report dated January 31, 2003, appearing in this Current Report on Form 8-K of Harrah's Entertainment, Inc.


/s/ Deloitte & Touche LLP

Las Vegas, Nevada
January 31, 2003